As filed with the Securities and Exchange Commission on November 25, 2002
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              ____________________

                                 THE 3DO COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                                          94-3177293
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                200 Cardinal Way
                         Redwood City, California 94063
                               Tel: (650) 385-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ___________________________________

                                 2002 STOCK PLAN

                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 James Alan Cook
                  Executive Vice President and General Counsel
                                 The 3DO Company
                                200 Cardinal Way
                         Redwood City, California 94063
                                 (650) 385-3000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               Neil J. Wolff, Esq.
                               Yoichiro Taku, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

---------------------------------------- -------------------- -------------------- --------------------- -------------------
                                                               Proposed maximum      Proposed maximum        Amount of
                                            Amount to be      offering price per    aggregate offering     registration
Title of securities to be registered(1)      registered            share(2)              price(2)              fee(3)
---------------------------------------- -------------------- -------------------- --------------------- -------------------
2002 Stock Plan
Common Stock, Par Value $0.01                4,145,213(3)          $1.835            $7,606,465.86           $ 84.41(3)

1994 Employee Stock Purchase Plan              375,000             $1.560            $  585,000              $ 53.82
Common Stock, Par value $0.01

TOTAL                                        4,520,213                               $1,420,625              $138.23

                     STATEMENT UNDER GENERAL INSTRUCTION "E"

         The contents of the Registrant's Form S-8 Registration Statements (File Nos. 33-71620, 33-80872, 34-84248, 33-96562, 333-20877, 333-42737, 333-66799,
333-92621, 333-52004 and 333-84758) with respect to the 1993 Incentive Stock Plan are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The 3DO Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (1) The Company's latest annual report on Form 10-K for the year ended March 31, 2002 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2002 and September 30, 2002, filed pursuant to Section 13 of the Exchange Act;

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-59166) filed pursuant to the Securities Act of 1933, as amended, including any amendment filed for the purpose of updating such description;

-------------------------------
         (1) The securities to be registered include options to acquire such Common Stock.

         (2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares issuable pursuant to the 1994 Employee Stock Purchase Plan, the price is based upon 85% of the average of the high and low prices of the Common Stock on November 21, 2002, as reported on the National Association of Securities Dealers Automated Quotations System. As to the 2002 Stock Plan, the price is based upon the average of high and low prices of Common Stock on November 21, 2002, as reported on the National Association of Securities Dealers Automated Quotations System.

         (3) Including (i) 500,000 shares of common stock approved for the 2002 Stock Plan and plus (ii) 3,645,213 shares of the Common Stock were registered under the Company's 1993 Incentive Stock Plan on Form S-8 registration
statements  (File  Nos.  33-71620,  33-80872,  34-84248,  33-96562,   333-20877,
333-42737,  333-66799,  333-92621, 333-52004 and 333-84758) and were transferred to the Company's 2002 Stock Plan at the 2002 Annual Meeting of Stockholders held on September 18, 2002. The shares of common stock being carried over from the old plan were previously registered for which the registration fee has previously been paid.

         (4) The Company's Report on Form 8-K filed on October 7, 2002 and August 22, 2002, pursuant to Section 13 of the Exchange Act; and

         (5) Definitive Schedule 14A (Proxy Statement) filed on September 17, 2002 pursuant to Section 14(a) of the Exchange Act.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

         Inapplicable.

Item 6. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently for Board to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Company's Restated Certificate of Incorporation and Bylaws, as amended, provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into Indemnification Agreement with its executive officers and directors. The Company has also purchased and maintains insurance for its officers, directors, employees and agents against liabilities which an officer, a director, an employee or an agent incur in his or her capacity as such.

Item 7. Exemption From Registration Claimed

         Inapplicable.

Item 8. Exhibits

Exhibit
Number                            DESCRIPTION
------   -----------------------------------------------------------------------
 4.1 Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.01 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2002 (No. 000-21336)

 4.2     Amended Bylaws of the Company are  incorporated by reference to Exhibit
         3.05 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2002 (No. 000-21336)

 4.3     1994 Employee Stock Purchase Plan as amended October 2002

 4.4 2002 Stock Plan is incorporated by reference to the Company's DEF 14A Proxy Statement filed with the Securities and Exchange Commission on September 17, 2002

 5.1     Opinion of Counsel as to legality of securities being registered

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of KPMG LLP

23.3     Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (included in signature pages to this registration statement)

Item 9. Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on November 22, 2002.

                            THE 3DO COMPANY

                            By: /s/ Richard A. Gelhaus
                                ------------------------------------------------
                                Richard A. Gelhaus, Chief Financial Officer
                                (Principal Financial and Accounting Officer)
                                (Duly Authorized Officer)

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Richard A. Gelhaus, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 22, 2002.

          Signature                                   Title
          ---------                                   -----

/s/ William M. Hawkins, III              Chief Executive Officer, Chairman
---------------------------------        of the Board
    William M. Hawkins, III              (Principal Executive Officer)


/s/ Richard A. Gelhaus                   Senior Vice President and Chief
---------------------------------        Financial Officer (Principal Financial
    Richard A. Gelhaus                   and Accounting Officer)


/s/ H. William Jesse, Jr.                     Director
---------------------------------
    H. William Jesse, Jr.


/s/ William A. Hall                           Director
---------------------------------
    William A. Hall


/s/ Richard S.F. Lehrberg                     Director
---------------------------------
    Richard S.F. Lehrberg

                                  EXHIBIT INDEX

 4.1 Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.01 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2002 (No. 000-21336)

 4.2     Amended Bylaws of the Company are  incorporated by reference to Exhibit
         3.05 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 1, 2002 (No. 000-21336)

 4.3     1994 Employee Stock Purchase Plan as amended October 2002

 4.4 2002 Stock Plan is incorporated by reference to the Company's DEF 14A Proxy Statement filed on September 17, 2002

 5.1     Opinion of Counsel as to legality of securities being registered

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of KPMG LLP

23.3     Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (included in signature pages to this registration statement)

                                       1